Exhibit 10.13

DEED OF INDEMNITY

THIS DEED OF INDEMNITY (the “Deed”) is effective as of                     , 2012 by and between Rowan Companies plc, a public limited company incorporated in England (the “Company”), and              (the “Indemnitee”).

WHEREAS, the Indemnitee has been asked to serve as a director, secretary, officer or executive of the Company and, as partial consideration for agreeing to do so, the Company has agreed to enter into this Deed with Indemnitee;

WHEREAS, the Company and Rowan Delaware desire to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve the Rowan group of companies and provide for the indemnification of, and advancement of expenses to, such persons to the maximum extent permitted by law;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify persons serving as directors, secretaries, officers and executives of the Company to the fullest extent permitted by applicable law so that they will serve or continue to serve in such capacities free from undue concern that they will not be so indemnified;

WHEREAS, the Indemnitee is willing to serve and continue to serve as a director, secretary, officer or executive on the condition that he be so indemnified;

WHEREAS, Rowan Companies, Inc., a Delaware corporation (“Rowan Delaware”) and Rowan Mergeco, LLC, a Delaware limited liability company (“Rowan Mergeco”), have entered into and adopted an agreement and plan of merger and reorganization (as amended, the “Merger Agreement”) whereby Rowan Mergeco will merge with and into Rowan Delaware (the “Merger”);

WHEREAS, upon completion of the transactions contemplated by the Merger Agreement (the “Effective Time”), Rowan Delaware will become the wholly-owned subsidiary of the Company, and as a result, each issued and outstanding share of common stock of Rowan Delaware will become one Class A Ordinary Share of the Company;

WHEREAS, in addition to any rights granted to Indemnitee under any agreement entered into between Indemnitee and the Company, the parties desire to enter into this Deed to provide for the indemnification of, and advancement of expenses to, Indemnitee to the maximum extent permitted by law;

NOW THEREFORE, in consideration of the premises and the covenants contained herein, the Company and the Indemnitee do hereby covenant and agree as follows:

Section 1. Services by the Indemnitee. The Indemnitee agrees to serve at the request of the Company and Rowan Delaware as a director of the Company (including, without limitation, service on one or more committees of the Board of Directors of the Company (the “Board”)) or as a secretary, executive or officer of the Company. Notwithstanding the foregoing, the Indemnitee may at any time and for any reason resign from any such position, and this Deed shall not be construed as and is not an employment contract between the Company or Rowan Delaware (or any of their subsidiaries or any enterprise) and Indemnitee.

Section 2. Indemnification - General. The Company shall indemnify, and advance Expenses (as hereinafter defined) to, the Indemnitee as provided in this Deed and to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may thereafter from time to time permit. The rights of the Indemnitee provided under the preceding sentence shall include, but shall not be limited to, the rights set forth in the other Sections of this Deed.

Section 3. Proceedings. The Indemnitee shall be entitled to the rights of indemnification provided in this Section 3 if, by reason of his Corporate Status (as hereinafter defined), he is, or is threatened to be made, a party to or participant in any threatened, pending or completed Proceeding (as hereinafter defined). Pursuant to this Section 3, to the extent not prohibited by law and subject to Section 11, the Company shall indemnify the Indemnitee against Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein arising out of or in connection with:

(a) his appointment or service as a director, secretary, officer or executive of the Company or to any other Corporate Status;

(b) an act done, concurred in or omitted to be done (including any inaction) by the Indemnitee in connection with the Indemnitee’s performance of his functions, or service, as a director, secretary, officer or executive of the Company or as a holder of any other Corporate Status; or

(c) an investigation, examination or other Proceeding ordered or commissioned in connection with the affairs of the Company or any of its Affiliates, or of any other enterprise including the same reasonably incurred as a result of defending or settling any Proceeding.

Section 4. Indemnification for Expenses of a Party Who is Wholly or Partly Successful.

(a) Subject to Section 11, to the extent that the Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, the Company shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If the Indemnitee is not wholly successful in defense of any Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each such claim, issue or matter as to which the Indemnitee is successful, on the merits or otherwise. For purposes of this Section 4(a), the term “successful, on the merits or otherwise,” shall include, but shall not be limited to, (i) the termination of any claim, issue or matter in a Proceeding by withdrawal or dismissal, with or without prejudice, (ii) termination of any claim, issue or matter in a Proceeding by any other means without any express finding of liability or guilt against the Indemnitee, with or without prejudice, or (iii) the expiration of 120 days after the making of a claim or threat of a Proceeding without the institution of the same and without any promise or payment made to induce a settlement. The provisions of this Section 4(a) are subject to Section 4(b) below.

(b) In no event shall the Indemnitee be entitled to indemnification under Section 4(a) above with respect to a claim, issue or matter to the extent (i) applicable law prohibits such indemnification or (ii) an admission is made by the Indemnitee in writing to the Company or in such Proceeding or a final, nonappealable determination is made in such Proceeding that the standard of conduct required for indemnification under this Deed has not been met with respect to such claim, issue or matter.

Section 5. Indemnification for Expenses as a Witness. Notwithstanding any other provision herein to the contrary but subject to Section 11, to the fullest extent provided by applicable law and to the extent that the Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding, the Company shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by or on behalf of the Indemnitee in connection therewith.

Section 6. Advancement of Expenses. The Company shall advance, to the extent not prohibited by law, all reasonable Expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding within 10 days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after the final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by or on behalf of the Indemnitee. The Indemnitee hereby expressly undertakes to repay such amounts advanced, if, but only if, and then only to the extent that: (i) those amount fall to be repaid in accordance with s205 CA 2006 (and the Company has not validly indemnified the Indemnitee in respect of such amounts under any other provision of this Agreement and, where applicable, in accordance with s234 CA 2006) or (ii) it is otherwise determined by a final, non-appealable adjudication or arbitration decision that the Indemnitee is not entitled to be indemnified against such Expenses. All amounts advanced to the Indemnitee by the Company pursuant to this Section 6 shall be without interest. The Company shall make all advances pursuant to this Section 6 without regard to the financial ability of the Indemnitee to make repayment, without bond or other security and without regard to the prospect of whether the Indemnitee may ultimately be found to be entitled to indemnification under the provisions of this Deed. Any required reimbursement of Expenses by the Indemnitee shall be made by the Indemnitee to the Company, in the case of (i) above, as they fall to be repaid in accordance with s205 CA 2006 and, in the case of (ii), within 10 days following the entry of the final, non-appealable adjudication or arbitration decision pursuant to which it is determined that the Indemnitee is not entitled to be indemnified against such Expenses.

Section 7. Procedure for Determination of Entitlement to Indemnification.

(a) To obtain indemnification under this Deed, following final disposition of the applicable Proceeding, the Indemnitee shall submit to the Company a written request therefor, along with such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification; provided, however, that no deficiency in any such request, documentation or information shall adversely affect the Indemnitee’s rights to indemnification or advancement of Expenses under this Deed. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Indemnitee has requested indemnification.

(b) Upon written request by the Indemnitee for indemnification pursuant to the first sentence of Section 7(a) hereof, a determination, if required by applicable law, with respect to the Indemnitee’s entitlement thereto shall be made in the specific case: (i) by the Board by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined); or (ii) if a quorum of the Board consisting Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel (as hereinafter defined), as selected pursuant to Section 7(d), in a written opinion to the Board (which opinion may be a “should hold” or a “more likely than not” opinion), a copy of which shall be delivered to the Indemnitee. If it is so determined that the Indemnitee is entitled to indemnification, the Company shall make payment to the Indemnitee within 10 days after such determination. The Indemnitee shall cooperate with the Person or Persons making such determination with respect to the Indemnitee’s entitlement to indemnification, including providing to such Person or Persons upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination. Subject to the provisions of Section 9 hereof, any costs or expenses (including reasonable attorneys’ fees and disbursements) incurred by the Indemnitee in so cooperating with the Person or Persons making such determination shall be borne by the Company, and the Company hereby agrees to indemnify and hold the Indemnitee harmless therefrom.

(c) Notwithstanding the foregoing, if a Change of Control has occurred, the Indemnitee may require a determination with respect to the Indemnitee’s entitlement to indemnification to be made by Independent Counsel, as selected pursuant to Section 7(d), in a written opinion to the Board (which opinion may be a “should hold” or a “more likely than not” opinion), a copy of which shall be delivered to the Indemnitee.

(d) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 7(b) or (c) hereof, the Independent Counsel shall be selected as provided in this Section 7(d). If a Change of Control shall not have occurred, the Independent Counsel shall be selected by the Board (including a vote of a majority of the Disinterested Directors if obtainable), and the Company shall give written notice to the Indemnitee advising him of the identity of the Independent Counsel so selected. If a Change of Control shall have occurred, the Independent Counsel shall be selected by the Indemnitee (unless the Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and approved by the Company (which approval shall not be unreasonably withheld, conditioned or delayed). If (i) an Independent Counsel is to make the determination of entitlement pursuant to Section 7(b) or (c) hereof, and (ii) within 20 days after submission by the Indemnitee of a written request for indemnification pursuant to Section 7(a) hereof, no Independent Counsel shall have been selected, either the Company or the Indemnitee may petition any auditing firm of internationally-recognized status for the appointment as Independent Counsel of a Person selected by such firm or by such other Person as such firm shall designate. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 7(b) or (c) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 7(d), regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 9(a)(vi) of this Deed, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

Section 8. Presumptions and Effect of Certain Proceedings; Construction of Certain Phrases.

(a) Without prejudice to Section 11 below, in making a determination with respect to whether the Indemnitee is entitled to indemnification hereunder, the Person(s) making such determination shall presume that the Indemnitee is entitled to indemnification under this Deed if the Indemnitee has submitted a request for indemnification in accordance with Section 7(a) of this Deed, and anyone seeking to overcome this presumption shall have the burden of proof.

(b) Subject to the terms of Section 15 below, the termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, shall not (except as otherwise expressly provided in this Deed) of itself adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his conduct was unlawful.

(c) Without prejudice to Section 11 below, for purposes of any determination of the Indemnitee’s entitlement to indemnification under this Deed or otherwise, the Indemnitee shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, if it is determined by the Board or by the Independent Counsel, as applicable, that the Indemnitee’s actions were based on reliance in good faith on the records or books of account of the Company or another enterprise, including financial statements, or on information supplied to the Indemnitee by the officers of the Company or another enterprise in the course of their duties, or on the advice of legal or financial counsel for the Company or the Board (or any committee thereof) or for another enterprise or its board of directors (or any committee thereof), or on information or records given or reports made by an independent certified public accountant or by an appraiser or other expert selected by the Company or the Board (or any committee thereof) or by another enterprise or its board of directors (or any committee thereof). For purposes of this Section 8(c), the term “another enterprise” means any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise of which the Indemnitee is or was serving at the request of the Company as a director, secretary, officer, executive, employee or agent. The provisions of this Section 8(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Deed. In addition, the knowledge and/or actions, or failure to act, of any other director, trustee, partner, managing member, fiduciary, officer, agent or employee of the Company shall not be imputed to the Indemnitee for purposes of determining the right to indemnification under this Deed. Whether or not the foregoing provisions of this Section 8(c) are satisfied, it shall in any event be presumed that the Indemnitee has acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. Anyone seeking to overcome this presumption shall have the burden of proof.

(d) For purposes of this Deed, references to “fines” shall include any excise taxes assessed on the Indemnitee with respect to an employee benefit plan; references to “serving at the request of the Company” shall include, but shall not be limited to, any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, the Indemnitee with respect to an employee benefit plan, its participants or its beneficiaries; and if the Indemnitee has acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, he shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as used in this Deed. The provisions of this Section 8(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Deed.

Section 9. Remedies of the Indemnitee.

(a) In the event that (i) a determination is made pursuant to Section 8 of this Deed that the Indemnitee is not entitled to indemnification under this Deed, (ii) advancement of Expenses is not timely made pursuant to Section 6 of this Deed, (iii) the determination of entitlement to indemnification is to be made by the Board pursuant to Section 7(b) of this Deed and such determination shall not have been made and delivered to the Indemnitee in writing within 20 days after receipt by the Company of the request for indemnification, (iv) the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 7(b) or (c) of this Deed and such determination shall not have been made in a written opinion to the Board and a copy delivered to the Indemnitee within 45 days after receipt by the Company of the request for indemnification, (v) payment of indemnification is not made pursuant to Section 5 of this Deed within 10 days after receipt by the Company of a written request therefor or (vi) payment of indemnification is not made within 10 days after a determination has been made that the Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 7 or 8 of this Deed, the Indemnitee shall be entitled to bring a claim in the English courts of his entitlement to such indemnification or advancement of Expenses. Alternatively, the Indemnitee, at his sole option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association. The Indemnitee shall commence such Proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which the Indemnitee first has the right to commence such Proceeding pursuant to this Section 9(a); provided, however, that the foregoing clause shall not apply in respect of a Proceeding brought by the Indemnitee to enforce his rights under Section 4 of this Deed.

(b) In any judicial proceeding or arbitration commenced pursuant to this Section 9, the Company shall have the burden of proving that the Indemnitee is not entitled to indemnification.

(c) If a determination is made or deemed to have been made pursuant to Section 7 or 8 of this Deed that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 9, absent (i) an intentional misstatement by the Indemnitee of a material fact, or an intentional omission by the Indemnitee of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 9 that the procedures and presumptions of this Deed are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all of the provisions of this Deed.

(e) In the event that the Indemnitee, pursuant to this Section 9, seeks a order from the English courts or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Deed, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses actually and reasonably incurred by him in such judicial proceeding or arbitration to the fullest extent permitted by law; provided, however, that until such final determination is made, the Indemnitee shall be entitled under and as provided in Section 6 to receive payment of Expenses hereunder with respect to such Proceeding to the fullest extent permitted by law. In the event that a Proceeding is commenced by or in the right of the Company against the Indemnitee to enforce or interpret any of the terms of this Deed, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses actually and reasonably incurred by him in such Proceeding (including with respect to any counter-claims or cross-claims made by the Indemnitee against the Company in such Proceeding) to the fullest extent permitted by law; provided, however, that until such final determination is made, the Indemnitee shall be entitled under and as provided in Section 6 to receive payment of Expenses hereunder with respect to such Proceeding.

(f) Any judicial adjudication or arbitration determined under this Section 9 shall be final and binding on the parties.

Section 10. Defense of Certain Proceedings. In the event the Company shall be obligated under this Deed to pay the Expenses of any Proceeding against the Indemnitee in which the Company is a co-defendant with the Indemnitee, the Company shall be entitled to assume the defense of such Proceeding, with counsel approved by the Indemnitee, which approval shall not be unreasonably withheld, conditioned or delayed, upon the delivery to the Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Indemnitee shall nevertheless be entitled to employ or continue to employ his own counsel in such Proceeding. Employment of such counsel by the Indemnitee shall be at the cost and expense of the Company unless and until the Company shall have demonstrated to the reasonable satisfaction of the Indemnitee and the Indemnitee’s counsel that there is complete identity of issues and defenses and no conflict of interest between the Company and the Indemnitee in such Proceeding, after which time further employment of such counsel by the Indemnitee shall be at the cost and expense of the Indemnitee. In all events, if the Company shall not, in fact, have timely employed counsel to assume the defense of such Proceeding, then the fees and Expenses of the Indemnitee’s counsel shall be at the cost and expense of the Company.

Section 11. Exception to Right of Indemnification or Advancement of Expenses. Notwithstanding any other provision of this Deed, the Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Deed with respect of:

(a) any liability of the Indemnitee to pay:

(i) a fine imposed in criminal proceedings; or

(ii) a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising);

(b) any liability incurred by the Indemnitee:

(i) in defending any criminal proceedings in which he is convicted;

(ii) in defending any civil proceedings brought by the Company or an Associated Company in which judgment is given against him; or

(iii) in connection with any application under Section 661(3) or (4) CA 2006 or Section 1157 CA 2006 in which the court refuses to grant the Director relief,

and references to a conviction, judgment or refusal of relief are to the final decision in the proceedings which shall be determined in accordance with Section 234(5) CA2006;

(c) any Proceeding or any claim therein, brought or made by the Indemnitee against the Company or Rowan Delaware, except for (i) any claim or Proceeding in respect of this Deed and/or the Indemnitee’s rights hereunder, (ii) any claim or Proceeding to establish or enforce a right to indemnification under (A) any statute or law, (B) any other agreement with the Company or (C) the Company’s Articles of Association as now or hereafter in effect and (iii) any counter-claim or cross-claim brought or made by him against the Company or Rowan Delaware in any Proceeding brought by or in the right of the Company or Rowan Delaware against him; and

(d) any Proceeding or any claim therein, brought or made by the Indemnitee against any other Person, except for Proceedings or claims approved by the Board.

Section 12. Contribution.

(a) If, with respect to any Proceeding, the indemnification and/or advancement of Expenses provided for in this Deed is held by a court of competent jurisdiction to be unavailable to the Indemnitee for any reason other than that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, the Company shall contribute, to the extent permitted by applicable law, to the amount of Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee or on his behalf in connection with such Proceeding or any claim, issue or matter therein in such proportion as is appropriate to reflect the relative benefits received by the Indemnitee and the relative fault of the Indemnitee versus the other defendants or participants in connection with the action or inaction which resulted in such Expenses, judgments, penalties, fines and amounts paid in settlement, as well as any other relevant equitable considerations.

(b) The Company and the Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro rata or per capita allocation or by any other method of allocation which does not take into account the equitable considerations referred to in Section 12(a) above.

(c) No Person found guilty of fraud or fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) shall be entitled to contribution from any Person who was not found guilty of such fraud or fraudulent misrepresentation.

Section 13. Liability Insurance.

(a) The Company shall use all commercially reasonable efforts to obtain and maintain in effect during the entire period for which the Company is obligated to indemnify the Indemnitee under this Deed, one or more policies of insurance with reputable insurance companies to provide the directors, secretaries, officers and executives of the Company and any other Corporate Status with coverage for losses from wrongful acts and omissions and to ensure the Company’s performance of its indemnification obligations under this Deed. In all such insurance policies, the Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee with the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, secretaries, officers and executives. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that the Indemnitee is covered (in the capacities available to Indemnitee for indemnification under this Deed) by such insurance maintained by a subsidiary or parent of the Company.

(b) To the extent that the Company or Rowan Delaware maintains an insurance policy or policies providing liability insurance for directors, secretaries, officers or executives of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise which the Indemnitee serves at the request of the Company or Rowan Delaware, the Indemnitee shall be named as an insured under and shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for the most favorably insured director, secretary, officer or executive under such policy or policies.

(c) In the event that the Company is a named insured under any policy or policies of insurance referenced in either Section 13(a) or (b) above, the Company hereby covenants and agrees that it will not settle any claims or Proceedings that may be covered by such policy or policies of insurance and in which the Indemnitee has or may incur Expenses, judgments, penalties, fines or amounts paid in settlement without the prior written consent of the Indemnitee.

Section 14. Security. Upon reasonable request by the Indemnitee, the Company shall provide security to the Indemnitee for the Company’s obligations hereunder through an irrevocable bank letter of credit, funded trust or other similar collateral. Any such security, once provided to the Indemnitee, may not be revoked or released without the prior written consent of the Indemnitee, which consent may be granted or withheld at the Indemnitee’s sole and absolute discretion.

Section 15. Settlement of Claims. The Indemnitee hereby agrees that, not less than three business days prior to entering into a settlement of any Proceeding, the Indemnitee shall provide the Company with written notice of such settlement and copies of all documents and agreements related thereto.

Section 16. Duration of Deed. This Deed shall be unaffected by the termination of the Corporate Status of the Indemnitee and shall continue for so long as the Indemnitee may have any liability or potential liability by virtue of his Corporate Status, including, without limitation, the final termination of all pending Proceedings in respect of which the Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any Proceeding commenced by the Indemnitee pursuant to Section 9 of this Deed relating thereto, whether or not he is acting or serving in such capacity at the time any liability or Expense is incurred for which indemnification can be provided under this Deed. This Deed shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives.

Section 17. Remedies of the Company. The Company hereby covenants and agrees to submit any and all disputes relating to this Deed that the parties are unable to resolve between themselves to binding arbitration pursuant to the rules of the American Arbitration Association, and waives all rights to judicial adjudication of any matter or dispute relating to this Deed, except where judicial adjudication is requested or required by the Indemnitee.

Section 18. Limitation of Liability. Notwithstanding any other provision of this Deed, neither party shall have any liability to the other for, and neither party shall be entitled to recover from the other, any consequential, special, punitive, multiple or exemplary damages as a result of a breach of this Deed.

Section 19. Subrogation. In the event of any payment under this Deed, the Company and Rowan Delaware shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company and/or Rowan Delaware to bring suit to enforce such rights.

Section 20. Definitions. For purposes of this Deed:

(a) “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes hereof, “control” (including, with correlative meaning, the terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, by contract or otherwise.

(b) “Associated Company” shall be construed in accordance with the Companies Act 2006 (the “CA 2006”).

(c) “Change of Control” shall mean a change in control of the Company occurring after the date of this Deed of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement. Without limiting the foregoing, such a Change in Control shall be deemed to have occurred if, after the date of this Deed, (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors without the prior approval of at least two-thirds of the members of the Board in office immediately prior to such person attaining such percentage interest; (ii) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter; (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board; or (iv) approval by the shareholders of the Company of a liquidation or dissolution of the Company.

(d) “Corporate Status” describes the status of an individual who is or was a director, secretary, officer, executive, fiduciary, trustee, employee or agent of the Company or any of the Company’s Affiliates (including Rowan Delaware), or is or was serving at the request of the Company or any of its Affiliates (including Rowan Delaware) as a director, secretary, officer, executive, fiduciary, trustee, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise.

(e) “Disinterested Director” means a director of the Company who is not and was not a party to, or otherwise involved in, the Proceeding for which indemnification is sought by the Indemnitee.

(f) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(g) “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in a Proceeding.

(h) “Independent Counsel” means a law firm or a member of a law firm that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Company, Rowan Delaware or the Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any Person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company, Rowan Delaware or the Indemnitee in an action to determine the Indemnitee’s rights under this Deed.

(i) “Person” means a natural person, firm, partnership, joint venture, association, corporation, company, limited liability company, trust, business trust, estate or other entity.

(j) “Proceeding” includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative.

Section 21. Non-Exclusivity. The Indemnitee’s rights of indemnification and to receive advancement of Expenses as provided by this Deed shall not be deemed exclusive of any other rights to which the Indemnitee may at any time be entitled under applicable law, the Company’s Articles of Association, any other agreement, a vote of shareholders, a resolution of directors or otherwise (which expressly include, for the avoidance of doubt, the Indemnity’s rights of indemnification pursuant to his or her indemnification agreement entered into with Rowan Delaware and other rights to indemnification pursuant to Delaware law).

Section 22. Remedies Not Exclusive. No right or remedy herein conferred upon the Indemnitee is intended to be exclusive of any other right or remedy, and every other right or remedy shall be cumulative of and in addition to the rights and remedies given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy of the Indemnitee hereunder or otherwise shall not be deemed an election of remedies on the part of the Indemnitee and shall not prevent the concurrent assertion or employment of any other right or remedy by the Indemnitee.

Section 23. Changes in Law. In the event that a change in applicable law after the date of this Deed, whether by statute, rule or judicial decision, expands or otherwise increases the right or ability of an English limited company to indemnify (or to otherwise pay or advance Expenses as to any Proceeding for the benefit of) a director, secretary, officer or executive, the Indemnitee shall, by this Deed, enjoy the greater benefits so afforded by such change. In the event that a change in applicable law after the date of this Deed, whether by statute, rule or judicial decision, narrows or otherwise reduces the right or ability of an English limited company to indemnify (or to otherwise pay or advance Expenses as to any Proceeding for the benefit of) a director, secretary, officer or executive, such change shall have no effect on this Deed or any of the Indemnitee’s rights hereunder, except and only to the extent required by law.

Section 24. Interpretation of Deed; Negligence. The Company and the Indemnitee acknowledge and agree that it is their intention that this Deed be interpreted and enforced so as to provide indemnification to the Indemnitee to the fullest extent now or hereafter permitted by law.

Section 25. Severability. The parties intend that the rights granted under this Deed and the obligations of the Company hereunder comply in all respects with the applicable English law, including any limitations on indemnity or the ability for Indemnitee to request be excused for negligence, default, breach of duty or breach of trust (however such limitations or rights may exist from time to time under English law). If any provision or provisions of this Deed shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Deed (including, without limitation, each portion of any Section of this Deed containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; (b) such provision or provisions will be deemed reformed to the extent necessary to conform to applicable law and to give maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Deed (including, without limitation, each portion of any Section of this Deed containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision or provisions held invalid, illegal or unenforceable.

Section 26. Governing Law; Jurisdiction and Venue; Specific Performance.

(a) The parties agree that this Deed shall be governed by, and construed and enforced in accordance with, the laws of England without giving effect to any choice or conflict of law provision or rule (whether of England or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than England.

(b) ANY “ACTION OR PROCEEDING” (AS SUCH TERM IS DEFINED BELOW) ARISING OUT OF OR RELATING TO THIS DEED SHALL BE FILED IN AND LITIGATED OR ARBITRATED, AS THE CASE MAY BE, ONLY BEFORE THE ENGLISH COURTS OR THE AMERICAN ARBITRATION ASSOCIATION, AS APPLICABLE, IN ACCORDANCE WITH THE TERMS OF THIS DEED, AND EACH PARTY TO THIS DEED: (i) GENERALLY AND UNCONDITIONALLY ACCEPTS THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND THE AMERICAN ARBITRATION ASSOCIATION, AS APPLICABLE, AND WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY DEFENSE OR OBJECTION TO SUCH JURISDICTION AND VENUE BASED UPON THE DOCTRINE OF “FORUM NON CONVENIENS;” AND (ii) GENERALLY AND UNCONDITIONALLY CONSENTS TO SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING BY DELIVERY OF CERTIFIED OR REGISTERED MAILING OF THE SUMMONS AND COMPLAINT IN ACCORDANCE WITH THE NOTICE PROVISIONS OF THIS DEED. FOR PURPOSES OF THIS SECTION, THE TERM “ACTION OR PROCEEDING” IS DEFINED AS ANY AND ALL CLAIMS, SUITS, ACTIONS, HEARINGS OR OTHER SIMILAR PROCEEDINGS, INCLUDING APPEALS AND PETITIONS THEREFROM. THE FOREGOING CONSENT TO JURISDICTION SHALL NOT CONSTITUTE GENERAL CONSENT TO SERVICE OF PROCESS IN ENGLAND FOR ANY PURPOSE EXCEPT AS PROVIDED ABOVE, AND SHALL NOT BE DEEMED TO CONFER RIGHTS ON ANY PERSON OTHER THAN THE PARTIES TO THIS DEED. THIS PROVISION IS IN FURTHERANCE OF AND NOT BY WAY OF LIMITATION OF THE OTHER DISPUTE RESOLUTIONS PROVISIONS IN THIS DEED, INCLUDING WITHOUT LIMITATION SECTIONS 9 AND 26.

(c) The Company acknowledges that the Indemnitee may, as a result of the Company’s breach of its covenants and obligations under this Deed, sustain immediate and long-term substantial and irreparable injury and damage which cannot be reasonably or adequately compensated by damages at law. Consequently, the Company agrees that the Indemnitee shall be entitled, in the event of the Company’s breach or threatened breach of its covenants and obligations hereunder, to obtain equitable relief from a court of competent jurisdiction, including enforcement of each provision of this Deed by specific performance and/or temporary, preliminary and/or permanent injunctions enforcing any of the Indemnitee’s rights, requiring performance by the Company, or enjoining any breach by the Company, all without proof of any actual damages that have been or may be caused to the Indemnitee by such breach or threatened breach and without the posting of bond or other security in connection therewith. The Company waives the claim or defense therein that the Indemnitee has an adequate remedy at law, and the Company shall not allege or otherwise assert the legal position that any such remedy at law exists. The Company agrees and acknowledges that: (i) the terms of this Section 26(c) are fair, reasonable and necessary to protect the legitimate interests of the Indemnitee; (ii) this waiver is a material inducement to the Indemnitee to enter into the transactions contemplated hereby; and (iii) the Indemnitee relied upon this waiver in entering into this Deed and will continue to rely on this waiver in its future dealings with the Company. The Company represents and warrants that it has reviewed this provision with its legal counsel, and that it has knowingly and voluntarily waived its rights referenced in this Section 26 following consultation with such legal counsel.

Section 27. Nondisclosure of Payments. Except as expressly required by applicable securities or tax laws, the Company shall not disclose any payments under this Deed without the prior written consent of the Indemnitee. Any payments to the Indemnitee that must be disclosed shall, unless otherwise required by law, be described only in the Company proxy or information statements relating to special and/or annual meetings of the Company’s shareholders, and the Company shall (to the extent permitted by applicable law) afford the Indemnitee a reasonable opportunity to review all such disclosures and, if requested by the Indemnitee, to explain in such statement any mitigating circumstances regarding the events reported.

Section 28. Notice by the Indemnitee; Notice to Insurers.

(a) The Indemnitee agrees to promptly notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder; provided, however, that the failure of the Indemnitee to timely provide such notice shall not affect the Indemnitee’s right to be indemnified or to receive advancement of Expenses under this Deed except if, and then only to the extent that, the Company is actually prejudiced by such failure.

(b) If, at the time of the receipt by the Company of a notice of a Proceeding pursuant to Section 28(a) above, the Company has insurance in effect which may cover such Proceeding, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. Subject to applicable law, the Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

Section 29. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and received for by the party to whom said notice or other communication shall have been directed, (b) mailed by U.S. certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, or (c) sent via facsimile or electronic mail transmission (with electronic or telephonic confirmation of receipt): (i) If to the Company: Rowan Companies plc, c/o Rowan Companies, Inc., 2800 Post Oak Boulevard, Suite 5450, Houston, Texas 77056, Facsimile: 713.960.7509, Email: jbuvens@rowancompanies.com Attention: John L. Buvens; and (ii) if to any other party hereto, including the Indemnitee, to the address of such party set forth on the signature page hereof; or to such other address as may have been furnished by any party to the other(s), in accordance with this Section 29.

Section 30. Modification and Waiver. No supplement, modification or amendment of this Deed or any provision hereof shall limit or restrict in any way any right of the Indemnitee under this Deed with respect to any action taken or omitted by the Indemnitee in his Corporate Status prior to such supplement, modification or amendment. No supplement, modification or amendment of this Deed or any provision hereof shall be binding unless executed in writing by both of the Company and the Indemnitee. No waiver of any provision of this Deed shall be deemed or shall constitute a wavier of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

Section 31. Entire Agreement. Except as expressly set forth herein, this Deed embodies the final, entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all prior negotiations, commitments, agreements, representations and understandings, whether written or oral, relating to such subject matter and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto.

Section 32. Headings. The headings of the Sections or paragraphs of this Deed are inserted for convenience only and shall not be deemed to constitute part of this Deed or to affect the construction thereof.

Section 33. Gender. Use of the masculine pronoun in this Deed shall be deemed to include usage of the feminine pronoun where appropriate.

Section 34. Identical Counterparts. This Deed may be executed in one or more counterparts (whether by original, photocopy or facsimile signature), each of which shall for all purposes be deemed to be an original, but all of which together shall constitute one and the same document. Only one such counterpart executed by the party against whom enforcement is sought must be produced to evidence the existence of this Deed.

(Signature page follows.)

IN WITNESS WHEREOF, the parties hereto have executed this Deed effective as of the day and year first above written.

EXECUTED as a deed by Rowan Companies plc
[name]

[name]

SIGNED as a deed by                         , Indemnitee

In the presence of

Name of witness:

Address of witness: